Exhibit 10.6

LOAN PARTICIPATION AGREEMENT

            This Loan Participation Agreement (this "Agreement") is entered into by First Preference Mortgage Corp. a Texas corporation, ("Seller"), 800 Washington Avenue, Waco, Texas 76701, and Citizens State Bank, a Texas state banking corporation, ("Buyer"), P. O. Box 109, Woodville, Texas 75979.

           WHEREAS Seller operates as a mortgage lender and makes residential mortgage loans to various borrowers;

            WHEREAS Seller wishes to sell from time to time to Buyer undivided participation ownership interest ("Participation Interests") in certain single-family residential mortgage loans (the "Loans") originated by Seller;

            WHEREAS Buyer wishes to purchase from time to time from Seller Participation Interests in certain of the Loans;

            NOW THEREFORE, Seller and Buyer hereby agree as follows:

            1.         Offer to Sell Participation Interests.  Seller may from time to time offer to sell, and sell, to Buyer Participation Interests in certain of the Loans.  Such Loans shall be loans to be made by Seller to individual borrowers (each, the "Borrower," and, collectively, the "Borrowers") for the purpose of (i) purchasing a single-family residence intended to be used and occupied by the Borrower or (ii) refinancing an existing loan which the Borrower has from another lender secured by such a residence.  These Loans shall not be construction loans.  All of such Loans will be secured by a valid first lien on the residence which is being purchased or refinanced by the Borrower.  All of such Loans shall be secured by residential property located in the State of Texas.  (The term "Borrower" or "Borrowers" shall also refer to any co-maker, guarantor, or endorser under the Loan.)

            2.         Possible Purchase of Participation Interests.  Buyer may from time to time agree to purchase, and purchase, such Participation Interests.  Nothing herein shall require or bind Buyer to purchase any such Participation Interest until Buyer has taken all action to evaluate a specific Loan offered by Seller to Buyer and Buyer has agreed in writing to purchase a specific Participation Interest in accordance with the procedures set forth herein.

            3.         Participation is a Sale.  Any purchase by Buyer from Seller of a Participation Interest under this Agreement shall constitute a sale of an undivided percentage ownership interest in the Loan and in the collateral security for the Loan and in the note evidencing the Loan and in the lien securing the Loan and shall in no way be construed as an extension of credit by Buyer to Seller.  Upon the purchase by Buyer from Seller of a Participation Interest in a Loan, Buyer shall be considered for all purposes as the legal and equitable owner of the percentage ownership interest in the Loan, the note, the collateral security, and the loan documents relating to the Loan.

            4.         Percentage of Participations.  All such Participation Interests which Seller may sell to Buyer and which Buyer may purchase from Seller shall be a 99% interest in the Loan.

            5.         Procedure for Offering Participation Interests.  Seller may offer to sell to Buyer such a Participation Interest only prior to the Loan being made by Seller and prior to Seller having committed to make the Loan to the Borrower.  In such event, Seller shall notify Buyer of the potential Loan and forward to Buyer all documents required under this Agreement.  Reasonably promptly after the receipt thereof, Buyer will make a determination whether Buyer wishes to purchase a Participation Interest in the Loan if the Loan is made.  Buyer shall independently determine the creditworthiness of the potential Borrower, using standards and guidelines determined by Buyer.  In doing so, Buyer may use a third party to make such determinations under standards and guidelines determined and set out by Buyer.  Any determination of the creditworthiness of the Borrower shall be solely for the benefit of Buyer.

            Only after Buyer has independently evaluated and determined the creditworthiness of the potential Borrower and determined that Buyer is willing to purchase the Participation Interest in the Loan if it is made and communicated that to Seller, will Seller then determine if Seller is willing to make the Loan to the Borrower.  It is contemplated that Buyer will pay Seller for the Participation Interest being bought by Buyer contemporaneously with Seller making and funding the Loan in which the Participation Interest is being purchased by Buyer from Seller and being sold by Seller to Buyer.  The funding by Buyer of the purchase of the Participation Interest shall be made through Colonial Bank, as third party participation administrator in accordance with that certain Tri-Party Agreement dated the 16th day of August, 2002, between Colonial Bank, Seller, and Buyer.  Buyer will pay the purchase price of the Participation Interest to Colonial Bank for the benefit of Seller.  Seller and Buyer will work together through Colonial Bank in the transfer of funds to enable the Loan and the purchase of the Participation Interest to be closed simultaneously.

            6.         Loan Underwriting:

            At the time of the offer by Seller to sell to Buyer a Participation Interest in a proposed Loan, Seller will forward to Buyer the following with regard to each such Loan:

            (1) Copies of the complete signed loan application of the Borrower;

            (2)  An appraisal or signed report of certification of valuation made in compliance with the requirements of the applicable regulations indicating the value of the property to serve as collateral for the Loan;

            (3)  The Borrower's financial statement(s);

            (4)  Written credit report(s) with regard to the Borrower;

            (5)  All other relevant credit and other information and documents customarily used and relied upon to underwrite mortgage loans similar to the Loan in accordance with Buyer's commercially reasonable underwriting standards and any other documents or information which Buyer may reasonably request.

            Seller represents and warrants to Buyer that, to the best of Seller's knowledge and belief, all such documents provided to Buyer are genuine and complete.

            7.         Participation Certificates.  The purchase by Buyer from Seller of any Participation Interest in a Loan shall be reflected in a participation certificate ("Participation Certificate") to be signed and delivered by Seller to Buyer upon the purchase by Buyer of the Participation Interest.  The Participation Certificate shall adequately identify the Loan and the percentage of Buyer's Participation Interest therein.

            8.         Agreement Applies to all Participation Interests.  The provisions of this Agreement shall apply to any Participation Interest in a Loan which Buyer purchases from Seller ("Participated Loan").

            9.         Seller to be Agent for Collection and Servicing.

            (1)  Upon the purchase by Buyer from Seller of a Participation Interest in a Participated Loan, Seller shall act as the agent of Buyer in connection with receipt and collection of Buyer's ownership interest in the Participated Loan and in payments to be made thereunder.  Seller shall additionally act as the agent of Buyer in connection with the continued servicing of the Participated Loan.  Seller shall indemnify and hold Buyer harmless from and against any loss, damage, or expense (including attorney fees and costs) caused by Seller's failure to properly service the Participated Loan, including, but not limited to, Seller's failure to comply with any applicable laws and regulations.

            (2)  Seller shall exercise the same degree of care and discretion in continuing to service the Participated Loan and in collecting the payments thereunder as Seller would ordinarily take in servicing loans and in collecting payments thereunder solely for its own account.

            (3)  Seller may not, however, without the prior written consent and concurrence of Buyer take any of the following actions (collectively, the "Consent Actions"):

(a)  Make or consent to any amendments in the terms and condition of the Participated Loan, or in the terms of the note or notes evidencing the Participated Loan, or in any deed or trust, mortgage, or security agreement or instrument securing the Participated Loan (collectively, the "Note and Security Documents");

(b)  Waive or release any claim against any Borrower;

(c)  Make or consent to any release, substitution, sale, transfer, or exchange of the collateral security for the Participated Loan;

(d)  Accelerate payment under the Participated Loan and/or under any note or notes evidencing the Participated Loan;

(e)  Commence any type of collection proceeding against the Borrower; and/or

(f)  Seize, sell, transfer, assign, foreclose, or attempt to exercise against any collateral security securing the Participated Loan.

            (4)  Notwithstanding Section 9(3) above, if Seller, in its reasonable judgment determines that it is necessary to take, on an emergency basis, any of the Consent Actions without Buyer's prior written consent and concurrence, Seller may take such Consent Action and shall notify Buyer within ten (10) days of the action taken and the reason(s) why Buyer's consent and concurrence were not requested.

            (5)  If Seller requests the consent, approval, or concurrence of Buyer with respect to a designated Consent Action, Buyer shall respond within ten (10) business days after Seller's request.  If Buyer does not respond within such time period, Seller may take the requested Consent Action without Buyer's consent, approval, or concurrence.

            (6)  Buyer may terminate the agency status of Seller as provided in Section 10 of this Agreement.

            10.       Termination of Agency Status

            (1)  Seller's agency status under Section ___ above shall terminate at the election of Buyer:

(a)  Immediately upon the insolvency, closing, or liquidation of Seller; or

(b)  Immediately upon the written notice by Buyer to Seller if, within the reasonable judgement of Buyer, Seller should fail to comply materially with its fiduciary and/or other obligations as provided under this Agreement.

            (2)  Upon termination of Seller's agency status, Buyer shall have the right to immediately notify the Borrower, directing the Borrower to forward principal and interest payments under the Participated Loan directly to Buyer, in sufficient amounts to satisfy Buyer's then percentage ownership interest in the Participated Loan.  Seller shall join in this notice to the Borrower upon request by Buyer.  Buyer may also put of public record a Transfer of Lien for any note and deed of trust or mortgage, effectively perfecting a change in loan ownership from Seller to Buyer.  Seller grants to Buyer a power of attorney to execute on behalf of Seller any such notice or transfer and to send the notice to the Borrower and to record the transfer.

            (3)  Unless otherwise provided herein, the remaining terms and conditions of this Agreement shall survive the termination of Seller's agency status.

            11.       Obligations of Seller

            (1)        Seller shall immediately notify Buyer should Seller learn or have any actual knowledge of the following:

            (a)  Any change in the financial condition of the Borrower, which may have a material adverse effect on continuation of payments under the Participated Loan or the Participated Loan's ultimate collectability;

            (b)  Any material change in the value of collateral security securing the Participated Loan;

            (c)  Any material change in lien status as affecting the collateral security securing the Participated Loan;

            (d)  Any request by the Borrower for any change in terms and conditions of the Participated Loan, or in the terms of the Note and Security Documents;

            (e)  Any request by the Borrower for release, substitution, sale, transfer, or exchange of any collateral security securing the Participated Loan;

            (f)  Any request by the Borrower for the release of any personal obligation of any such party under the Participated Loan;

            (g)  Any failure by the Borrower to pay principal and/or interest payments under the Participated Loan when due (considering applicable grace periods, if any);

            (h)  Any failure to carry hazard and flood insurance, keep property fully insured, and/or failure to pay taxes or assessments timely;

            (i)  The occurrence of any other event which would constitute an event of default under the Participated Loan or under the Note and Security Documents securing the Participated Loan;

            (2)  As long as Buyer continues to have any ownership interest in the Participated Loan, upon request, Seller agrees to provide Buyer with current credit related information and other information concerning the Borrower, the Participated Loan, and the collateral security securing the Participated Loan, including, without limitation, copies of:

            (a)  Current financial statements of the Borrower;

            (b)  Any financial and other statements and information submitted by the Borrower to Seller in connection with the Participated Loan;

            (c)  Any information and/or documents in possession of Seller applicable to the existence, value, and lien status of the collateral security securing the Participated Loan; and

            (d)  Any additional information and/or documents in the possession of Seller bearing upon the continuing credit worthiness of the Borrower.

            12.       Delivery of Loan Documentation After Sale.

            At the time of the sale of a Participation Interest by Seller to Buyer, Seller will provide to Buyer, or Buyer's designated collateral agent ("Buyer's Collateral Agent") with regard to such Participated Loan, all loan documents that were executed (and/or that are to be executed) by the Borrower and all documents representing the Participated Loan and all related documents and all records required to be maintained for such Participated Loans under applicable law and regulations.  These documents will include the following:

            (1)  Original note or other original evidence of debt signed by the Borrower;

            (2)  Original deed of trust and any other security instruments upon return from recording in public records;

            (3)  Assignment of the Participated Loan executed by Seller in blank;

            (4)  All documentation customarily used in the jurisdiction in which the real property collateral security is located obtaining Seller's first lien, including recorded deed of trust or other mortgage instrument and any filed financing statements and any other documents which Buyer may reasonably request;

            13.  Representation and warranties of Seller with regard to each Participated Loan.

            Seller makes the following representations and warranties to Buyer with regard to each Participated Loan:

             (1)  There are no events of default under the Participated Loan and/or the Participated Loan documents.

            (2)  The Participated Loan is a conventional residential real estate loan on a single-family residence occupied by the Borrower with a maturity if either fifteen (15) or thirty (30) years.

            (3)  The Participated Loan was made either for the purchase price of the collateral security property or for the refinance of an existing purchase loan on the collateral security property and is secured by a valid first lien on such property.

            (4)  As of the date Buyer purchased the Participation Interest in the Participated Loan (the "Funding Date"), such Participated Loan was 100% owned by Seller.

            (5)  Seller (i) is the sole and lawful owner of each Participated Loan, has good and marketable title thereto, free and clear of all security interests and liens, pledges, charges, encumbrances, or any interests of any other party, other than an assessment by a governmental body and unknown subordinate interim liens; and (ii) has the full right and authority to assign and transfer each Participated Loan and the Participation Interest therein, including the servicing rights to each Participated Loan, to Buyer without the necessity of obtaining any third party's consent, and upon consummation of the transactions contemplated hereby, Buyer shall become the lawful owner and holder of the Participation Interest in each Participated Loan reflected by the Participation Certificate free and clear of all claims by any third party and any liens, encumbrances, or security interests, other than an assessment by a governmental body and unknown subordinate interim liens, and Buyer shall have the sole right to service the Participated Loans on its own behalf.

           (6)  The lien on the collateral security property securing the Participated Loan is a first lien on the collateral security property.

             (7)  The Participated Loan has not been classified on the books of Seller.

             (8)  The Participated Loan is not presently on accrual status.

           (9)  The Borrower's monthly payments under the Participated Loan are not contractually delinquent and the Participated Loan and note evidencing the Participated Loan is current as of the Funding Date.

            (10)  The terms of the Participated Loan have not previously been renegotiated as a result of a prior deterioration in the Borrower's financial condition.

            (11)  Seller's first lien on the collateral security property has been duly recorded and perfected.

            (12)  The Participated Loan was made pursuant to and in compliance with all applicable federal and state laws, rules, and regulations as from time to time amended and complies with credit and documentation requirements of the FNMA, FHLMC, FHA, VA, FmHa, and Seller's Correspondent lender/investor.

            (13)  The Participated Loan was acquired, and has been serviced, collected, and otherwise dealt with, in compliance with all federal, state, and local laws and regulations, including, without limitation, the Truth in Lending Act (TIL), the Real Estate Settlement and Procedures Act (RESPA), the Equal Credit Opportunity Act (ECOA), and applicable debt collection acts.  Each Participated Loan has been originated in compliance with all such aforementioned laws and regulations and any similar or applicable laws and regulations.

            (14)  All conditions within the control of Seller as to the validity of the applicable insurance by the mortgage insurance companies or other insurers have been satisfied and said insurance is valid and enforceable.

            (15)  All copies of any documents used in connection with the a sale and purchase of the Participation Interest are accurate and complete.

            (16)  Although Seller makes no representation or warranties, express or implied, to Buyer as to the collectability of the Participated Loan, the continued solvency of the Borrower or as to the existence, sufficiency, or value of the collateral securing the Participated Loan, Seller represents it has no knowledge at the time of the sale of each Participation Interest of any conditions in its judgment which would impair the Participated Loan and/or collateral security for the Participated Loan.

              (17)  The Participated Loan documents were validly executed by the Borrower.

            (18)  To the extent required under applicable law, the deed of trust or other security agreement or mortgages or financing statements under the Participated Loan have been (or will timely be) properly recorded or filed in order to result in the valid perfection of a first lien or mortgage or security interest on the collateral security property under the Participated Loan.

            (19)  To the extent required under applicable law, Seller has taken (or will timely take and will continue to timely take) whatever additional actions may be necessary and proper to validly perfect and maintain a first lien or mortgage or security interest on the collateral security property securing the Participated Loan.

            (20)  Seller has no knowledge of the existence of any conditions which would result in the invalidity or unenforceability of the Participated Loan documents.

            (21)  The information set forth on any Participation Certificate reflecting the purchase of Participation Interests in Participated Loans is true and correct.

            (22)  The Note and Security Instruments and other agreements and documents executed in connection therewith and in connection with the Participated Loan are genuine and each is the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

            (23)  The related lien or mortgage is a valid and enforceable first lien on the related collateral security property, which collateral security property is free and clear of all encumbrances and liens except for (i) liens for real estate taxes and special assessments not yet delinquent, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such deed of trust or mortgage if such items appeared in the commitment for title insurance or if such items are acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the Participated Loan, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such deed of trust lien or mortgage.

            (24)  Neither Seller, nor any prior holder of the Participated Loan, has modified or rewritten the Note and Security Instruments or satisfied, canceled, or subordinated the lien or mortgage or note in whole or in part or released all or any material portion of the collateral security property from the lien of the deed of trust or mortgage or executed any instrument of release, cancellation, or satisfaction.

            (25)  To the best of Seller's knowledge, no condition exists which could give rise to any right of rescission, set-off, counterclaim, or defense with regard to the Participated Loan, including without limitation the defense of usury, and no such right has been asserted.

            (26)  Seller has received no notice of commencement of any condemnation or eminent domain proceedings affecting the collateral security property.

            (27)  Each Participated Loan is covered by a mortgagee title insurance policy or other generally acceptable form of insurance policy acceptable to Buyer.  To the extent the same are transferable, all of Seller's rights under such policies or other instruments shall be deemed to be transferred and assigned to Buyer upon sale and assignment of the Participation Interests hereunder.  Any such insurance policy has been issued by a title insurer qualified to do business in the state in which the real property subject to the lien and mortgage is located.

            (28)  With respect to any Participated Loan which provides for escrows, all escrows have been properly collected and disbursed and a proper escrow account analysis has been prepared and timely delivered to the Borrower.

            (29)  With respect to any Participated Loan which provides for an adjustable rate, the Participated Loan is in compliance with all applicable adjustable rate disclosure laws and regulations and all rate adjustments have been properly done.

            (30)  The Borrower is not subject to any bankruptcy or rearrangement proceeding of any kind.

            (31)  The Note and Security Instruments for each Participated Loan contains a provision for the acceleration of the payment of the unpaid principal balance of the Participated Loan in the event the related collateral security property is sold or transferred without the prior consent of the mortgagee.

            (32)  There is no delinquent tax on any collateral security property and tax certificates have been obtained with regard to such property.

            (33)  Seller has obtained a survey of the collateral security property sufficient to amend the survey exception from the mortgagee title insurance policy.

            (34)  No note evidencing the Participated Loan is secured by any collateral, pledged account, or security except the collateral security property nor is such property security for any other loan except such loan as may be secured by a second or inferior lien to the lien of the Participated Loan.

            (35)  A flood certificate has been obtained with regard to the Participated Loan and, if any collateral security property is in an area identified by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of all regulatory authorities has been obtained (or timely applied for).

            (36)  There is no litigation pending or, to the best of Seller's knowledge threatened, by the Borrower against or with Seller or any predecessor.

            (37)  The collateral security property has not in the past been used and is not presently being used for the handling, storage, transportation, or disposal or hazardous or toxic materials or waste.

            (38)  There are no irregularities, deficiencies, defects, or falsifications concerning the Participated Loan and there are no delinquent taxes or assessment liens, unpaid liens, or defaults under the Participated Loan.

            (39)  All costs, fees, and expenses incurred in making, closing, and recording the Participated Loan have been paid.

            (40)  The Participated Loan files contain all agreements and understandings between Seller and the Borrower.

            (41)  No improvement located on or forming a part of the collateral security property is in violation of any applicable zoning and subdivision laws or ordinances.

            (42)  All real estate appraisals made in connection with the Participated Loan shall have been performed in accordance with all applicable laws and regulations and in accordance with generally accepted practices in the lending community.

            (43)  Where required by applicable lending practices and all applicable state and federal statutes, regulations, or requirements, there shall be commitments for policies of private mortgage insurance by a duly licensed insurance company.

            14        General Representations and Warranties of Seller.

            Seller represents and warrants that the following are true and correct as of the date hereof and shall be true and correct as of the date of any funding by Buyer of the purchase price of any Participation Interest under this Agreement:

            (1)  Seller is authorized to sell the Participation Interest pursuant to this Agreement.

            (2)  Seller will do all acts necessary to perfect ownership in Buyer of the Participation Interests and the Participated Loans sold pursuant to this Agreement.

            (3)  Seller is a Texas corporation, duly organized and validly existing and in good standing under the laws governing its organization, has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified, and in good standing in that state and in any other state in which it conducts business or is required to be so licensed, qualified, and in good standing.

            (4)  Seller has full power and authority to execute, deliver, and perform this Agreement, including authority to sell, transfer, and repurchase the Participated Loans and the Participation Interests.  All necessary corporate, regulatory, or other similar action has been taken to authorize and empower Seller, and the officers or representatives acting on behalf of Seller, to execute, deliver, and perform this Agreement.

            (5)  The execution and delivery of this Agreement by Seller or the performance of or compliance with the terms and conditions hereof by Seller do not or will not conflict with, or result in a material breach of, any of the terms, conditions, or provisions of the charter or bylaws of Seller or any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Seller or its property is subject.

            (6)  The execution and delivery of this Agreement by Seller or the performance of or compliance with the terms and conditions hereof by Seller do not or will not conflict with, or result in a material breach of, any of the terms, conditions, or provisions of, or constitute a material default under, any indenture or loan or credit agreement or any other agreement or instrument to which Seller is a party or by which it or its property may be materially affected.

            (7)  Seller has duly authorized the execution, delivery, and performance of this Agreement.  Assuming due authorization, execution, and delivery by Buyer, this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable against Seller according to its terms and conditions set forth herein, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, receivership, moratorium, or other laws relating to the rights of creditors generally.

            (8)  Seller is not a party to or bound by a written or oral agreement granting to any person or entity a security interest in or an option or right of first refusal or other arrangement to acquire directly or indirectly any of the Participated Loans or the Participation Interests.

            (9)  No consent, approval, authorization, or order of any court or governmental agency or body is required for the execution, delivery, and performance by Seller of, or compliance by Seller with, this Agreement, the sale of the Participation Interests to Buyer, or the consummation of the transactions contemplated by this Agreement, or, if required, such approval has been obtained prior to the date of this Agreement.

            (10)  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of Seller.

            (11)  There is no action, suit, or regulatory or other proceeding of any kind pending or, to the best of Seller's knowledge threatened, against or materially affecting Seller or the properties of Seller before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which, if determined adversely to Seller, would prohibit Seller from executing and delivering and performing under this Agreement.

            (12)  Seller is owner of the Loans in which a participation interest will be offered to Buyer and of the Participated Loans and the Participation Interests, free and clear of any liens or security interests or claims of rights of any kind and no permission or consent is required to be given by any third party for Seller to sell the Participation Interests to Buyer so free and clear.

            15.       Applications of Payments.  Seller and Buyer shall each share in all principal and interest payments and other collections under the Participated Loan in proportion to their respective percentage ownership interest in the Participated Loan.  Seller shall make these payments directly to Buyer immediately upon receipt of such payments.

            16.       Buyer's Underwriting Fees.  Buyer will be paid from proceeds of the closing of the Participated Loan an amount equal to Buyer's payment to a third party for the underwriting of the Participated Loan or, if Buyer does the underwriting, the amount of $_____ for its underwriting of the Participated Loan.

            17.       Default on the Loans.

            (1)  Upon the occurrence of any event of default under a Participated Loan outside the acceptable servicing policy of Seller, Seller and Buyer shall consult between themselves as to a mutually agreeable course of action to pursue in order to collect the amounts then owed under the Participated Loan.

            (2)   If Buyer and Seller cannot mutually agree upon what course of action to take, or if Seller should fail for any reason to take such mutually agreed upon action or actions to the satisfaction of Buyer, Seller and Buyer unconditionally agree that Buyer may then elect, upon written notice to Seller, to accelerate payment under the Participated Loan and/or under any note or notes evidencing the Participated Loan, and to institute such legal proceedings as are necessary and appropriate, within the sole opinion of Buyer, to collect the indebtedness then due under the Participated Loan, to enforce the security thereof, and to protect and preserve the respective rights and interest of the parties.  To that end, the entity instituting such proceedings shall make the other entity a party thereto.

            (3)  In the event that Buyer elects to accelerate payment of a Participated Loan and to institute legal proceedings as provided in Section 17(2) above, or upon Seller's failure, insolvency, and/or closing:

           (a)  Seller unconditionally agrees to immediately forward the original loan documents relating to the Participated Loan to Buyer or Buyer's Collateral Agent, together with such other documents, files, and records as may be necessary, within the opinion of Buyer to permit Buyer to institute appropriate collection and/or foreclosure proceedings under the Participated Loan and/or against the collateral security securing the Participated Loan;

            (b)  Seller shall further turn over any collateral security in its possession to Buyer;

            (c)  Seller additionally agrees to join in any demand letter or other communication forwarded by Buyer to the Borrower; and

            (d)  Seller further agrees to execute such additional documents in favor of Buyer and its counsel to permit Buyer to foreclose against collateral security securing the Participated Loan under applicable state law procedures.

            18.       Retention of Counsel.

            In the event of actual or threatened litigation affecting the Participated Loan or the collateral security for the Participated Loan with respect to which litigation Seller is of the opinion that the services of an attorney should be retained for the protection of the interest of Seller and/or Buyer, Seller may, following five (5) business days prior written notice to Buyer, or, in a case which, in the judgment of Seller, requires immediate action, upon any form of notice to Buyer (which notice may be concurrent with the action), employ counsel to represent Seller and Buyer.  Seller shall seek to cause the Borrower to pay the fees and expenses of such counsel in accordance with the terms and conditions of the Participated Loan documents.

            19.       Repurchase by Seller.

            (1)  It is understood and contemplated that Seller may repurchase the Participation Interest in the Participated Loan sold by Seller to Buyer within a short period of time.  Buyer agrees to resell its Participation Interest in the Participated Loan at any time requested by Seller for the Repurchase Price (as defined below).

            The repurchase price shall be for an amount equal to the amount paid by Buyer for the Participation Interest plus any payments of principal and interest on the Participated Loan not previously paid by Seller to Buyer, plus accrued and unpaid interest on the Participated Loan to the date of the repurchase by Seller of the Participation Interest to the extent of Buyer's Participation Interest in the Participated Loan (the "Repurchase Price").

            If the Participated Loan is sold to investors, upon such sale and the receipt by Buyer of the portion of the Repurchase Price equal to the amount paid by Buyer for the Participation Interest (which may be paid to Buyer by Colonial Bank as the agent for Seller in the sale of the Participated Loan to investors), the Participation Interest shall be deemed repurchased by Seller from Buyer.

            If the repurchase of the Participation Interest is in connection with the sale of the Participated Loan by Seller to investors, the portion of the Repurchase Price equal to the amounts of any unpaid principal and interest on the Participated Loan and the amount of any accrued and unpaid interest on the Participated Loan shall be paid by Seller to Buyer at the end the month in which the Participation Interest is sold upon the billing of such amount by Buyer to Seller.

            (2)  Upon the default of any provision of this Agreement or the breach of any representation or warranty made by Seller in this Agreement as it relates to any Participated Loan or any Participation Interest, Seller shall be obligated to, and shall, immediately repurchase from Buyer the Participation Interest in the Participated Loan for the Repurchase Price.

            (3)  Notwithstanding any other provision of this Agreement, Seller agrees to, and shall, repurchase the Participation Interest from Buyer for the Repurchase Price no later that forty-five (45) days after Buyer has purchased the Participation Interest from Seller.

            (4)  Once a Participation Interest has been repurchased for any reason by Seller from Buyer, Buyer shall have no further interest in the Participated Loan and shall have no obligation to repurchase any participation interest in the Loan for any reason.

            20.       Indemnity.  In addition to any repurchase obligations Seller may have as set forth in this Agreement, Seller hereby agrees, on demand, to defend, indemnify, and hold harmless Buyer and its affiliates, and their respective employees, agents, and representatives, from and against any all harm, liabilities, judgments, damages, claims, demands, costs, expenses (including reasonable legal fees and expenses), or losses (each, a "Claim") suffered or incurred by reason of any representation or warranty made by Seller in this Agreement having been untrue, incorrect, false, or misleading in any material respect when made or deemed made, or being at any time untrue, incorrect, false, or misleading in any material respect, or the breach or alleged breach by Seller of any covenant or agreement made by it herein (whether or not Seller had knowledge (i) that such representation or warranty was untrue, incorrect, false, or misleading, or (ii) of the facts or circumstances giving rise to such breach or alleged breach).

            21.     Cumulative Remedies.  Remedies provided to the parties by this Agreement, at law, in equity, and by any instrument or document executed pursuant to this Agreement, are cumulative.  No remedy shall be exclusive of any other remedies.  A party's exercise of any particular remedy shall not preclude that party from exercising one or more additional or alternative remedies.

            22        Waiver.  No waiver of any provision hereof shall be effective unless executed in writing by the party claimed to have made the waiver.  No waiver of a provision hereof shall constitute a continuing waiver.  A party's forbearance to enforce any available rights or to exercise any available remedy or to insist upon strict compliance herewith, shall not be deemed a waiver or forfeiture of such rights, remedies, or strict compliance.  A party's acceptance of any late or inadequate performance shall not constitute a waiver or forfeiture of that party's right to treat such performance as an event of default or to require timely and adequate performance in the future.

            23.     Unenforceability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, it shall be reformed by the Court in such a manner as to be valid and enforceable while still attempting to accomplish, as close as possible, its purposes.  Any such invalidity, illegality, or unenforceability shall not affect the validity, legality,  and enforceability of the remainder of this Agreement and the remaining terms and provisions of this Agreement shall remain in force and effect and interpreted in such a manner as to satisfy as close as legally possible the intent of this Agreement as though the unenforceable provisions were valid.

            24.     Survival.  All indemnities, covenants, warranties, rights, and obligations set forth and provided for in this Agreement shall survive after the expiration and closings hereof.

            25.      Notices.  Any notices required by this Agreement shall be addressed to Seller and Buyer at the following addresses, or at such other address designated in writing by the party to receive notice:

SELLER:

First Preference Mortgage Corp.
Attn: Annie Laurie Miller
Executive Vice President
800 Washington Avenue
Waco, Texas 76701
Telephone: (757- 2424)
Facsimile: ___________

BUYER:

Citizens State Bank
Attn: Harold E. Allison, III
Senior Vice President
P. O. Box 109
Woodville, Texas 75979
Telephone: (409) 283-2561
Facsimile: (409) 283-7834

            (____).Date of Contract and Acceptance.  The Effective Date of this Agreement shall be the date on which the last of the parties shall have accepted and executed this Agreement.

            (____).Assignability.  The rights and obligations of Buyer and Seller under this Agreement are personal and cannot be assigned, unless with the written approval of Buyer and Seller.

            (____).Costs of Enforcement.  In the event either party initiates action to enforce its rights hereunder, the prevailing party shall recover from the nonprevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' and legal fees, whether suit be brought or not (collectively referred to herein as "Expenses").  As used herein, Expenses include Expenses incurred in any appellate or bankruptcy proceeding.  All such Expenses shall bear interest at the highest rate allowable under the laws of the State of Texas from the date the prevailing party pays such Expenses until the date the nonprevailing party repays such Expenses.

            (____).Persons Bound.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors-in-interest.  No other person shall be entitled to rely hereon, receive any benefit herefrom, or enforce any provisions of this Agreement against any party.

            (____).Entire Agreement.  This Agreement embodies the entire understanding of the parties, and all negotiations, representations, warranties, and agreements made between the parties are merged herein.  The making, execution, and delivery of this Agreement by both parties has been induced by no representations, statements, warranties, or agreements that are not expressed herein.  There are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

            (____).Modification of Agreement.  No change or modification of this Agreement will be valid unless the same be in writing signed by Buyer and Seller.

            (____).Captions.  The captions to the provisions of this Agreement are for convenience and reference only and will not be deemed relevant in any respect in interpreting or applying any provision of this Agreement.

            (____).Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            (____).Further Assurances.  Seller and Buyer will, without additional consideration, sign, acknowledge, and deliver any other documents and take any other action necessary or appropriate and reasonably requested by the other to carry out the intent and purpose of this Agreement.

SELLER:

FIRST PREFERENCE MORTGAGE CORP.
Date: The 16th day of	By: /s/ David W. Mann
August, 2002	David W. Mann
President

BUYER:

CITIZENS STATE BANK
Date: The 16th day of	By: /s/ Harold E. Allision, III
August, 2002	Harold E. Allison, III
Senior Vice President